Exhibit 99.1

FOR IMMEDIATE RELEASE
November 9, 2020

THE EASTERN COMPANY REPORTS RESULTS FOR THE THIRD QUARTER FISCAL 2020
A RECOVERY OF SALES TO $65.8 MILLION AND EARNINGS OF $0.48 PER SHARE

NAUGATUCK, CT – November 9, 2020 - The Eastern Company (“Eastern” or the “Company”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving niche industrial markets, today announced the results of operations for the third quarter ended October 3, 2020.

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Eastern’s comprehensive program to maintain the health and safety of employees resulted in no closures and no suspension of operations related to the Covid-19 pandemic at any of its 21 facilities during the third quarter 2020.
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Net sales rebounded to $65.8 million, an increase of 35% compared to the second quarter of 2020 and an increase of 8% compared to the third quarter of 2019. The improvement over the 2020 second quarter reflected strengthening business conditions and customer re-openings in the 2020 third quarter as well as the addition of Hallink Moulds Inc. (“Hallink”) in August 2020. The improvement over the prior-year quarter is primarily due to the addition of Big 3 Precision, partially offset by the divestiture of Canadian Commercial Vehicles Corporation in the second quarter of 2020.
●
Earnings in the third quarter of 2020 rose to $0.48 per diluted share as a result of recovering sales and sustained expense control. Third quarter 2020 earnings rebounded from the second quarter 2020 loss of $0.30 per diluted share and more than doubled from the adjusted earnings per diluted share before one-time items in the second quarter of 2020.
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Cash flow from operations was $9.3 million in the third quarter of 2020, nearly two-and-a-half times cash flow from operations in the third quarter of 2019, and the Company’s balance sheet continued to strengthen with $1.3 million in debt reduction during the third quarter of 2020.

President and CEO August Vlak commented, “The third quarter of 2020 saw a remarkable recovery from the severe contraction in the second quarter of 2020 and demonstrated the positive impact of recent acquisitions on the strength of our business. Net sales in the third quarter of 2020 were $65.8 million, an increase of 35% over the second quarter of 2020. The sequential increase in net sales was primarily attributable to the re-opening of customers’ operations, especially manufacturers of heavy-duty trucks and recreational vehicles. In April and May of 2020, many of our customers closed their operations and stopped receiving shipments in response to concerns about employee health and safety during the Covid-19 pandemic. Net sales in the third quarter grew 8% compared to the third quarter of 2019. The growth in year-over-year net sales was primarily as the result of the addition of Big 3 Precision, which we acquired in August 2019, as well as the launch of five new truck mirror programs and continued strong demand from sporting equipment manufacturers, partially offset by the divestiture of Canadian Commercial Vehicles Corporation.”

Mr. Vlak continued, “Net sales in the third quarter of 2020 also benefited from the addition of Hallink, which we acquired in August of this year. The acquisition of Hallink is an important step in our commitment to expand the product offerings, service capability and geographic reach of our Big 3 Precision Mold business. Hallink's complimentary products and capabilities offer significant potential synergies and can create material incremental value through shared know-how and strong relationships across an even broader customer base. We believe this acquisition will be accretive to fiscal year 2020 earnings, before one-time transaction costs.”

“The Company’s earnings of $0.48 per diluted share in the third quarter of 2020 represent a decrease from $0.67 per diluted share in the third quarter of 2019, reflecting the continued impact of the Covid-19 pandemic on economic conditions in several end-markets. Third quarter 2020 earnings per diluted share increased from the $0.30 loss per diluted share in the second quarter of 2020. Earnings in the third quarter 2020 more than doubled from adjusted earnings in the second quarter of 2020 of $0.23 per diluted share, eliminating the impact of a $4.0 million goodwill impairment charge and a one-time restructuring charge, as reported in the second quarter 2020 press release. The sequential increase in third quarter 2020 earnings over the second quarter of 2020 is primarily attributable to the recovery in sales and the numerous actions that we have taken to control expenses. Actions that we have taken include the suspension of all hiring of salaried positions, cessation of discretionary spending, temporary reduction in work hours, initiation of furloughs, and the cancellation of certain regularly scheduled merit-based salary increases,” added Mr. Vlak.

Mr. Vlak continued, “Our balance sheet remains strong. In the third quarter of 2020, we generated $9.3 million in cash from operations. Based on our extensive scenario planning, we believe that Eastern’s balance sheet has ample resources to navigate the current business environment. As of October 3, 2020, our net leverage ratio is 2.90x, and our fixed charge coverage ratio is 2.20x – both of which are well within with our bank covenants of 4.25x and 1.25x, respectively. Our net leverage ratio is based on adjusted EBITDA, as defined in our credit agreement, for the twelve months ended October 3, 2020.”

Mr. Vlak concluded, “These past two quarters have demonstrated the resilience of our businesses through challenging economic conditions, and our business is recovering from the impact of the Covid-19 pandemic on the broader economy. While navigating the short-term operational and demand challenges, we remain focused on our vision to build long-term shareholder value. For example, we closed on the acquisition of Hallink in the third quarter of 2020, and we started the combination of our Eberhard and Illinois Lock Company operations, building on the strengths of both organizations to create a leaner, more innovative, and more competitive business. The combination will also affect our fourth quarter 2020 reporting. We currently have three reportable segments, but, starting in the fourth quarter of 2020, we will report in two segments: Engineered Solutions and Diversified Products.”

Third Quarter 2020 Segment Results

Sales in the Industrial Hardware segment in the third quarter of 2020 increased by 39% compared to sales in the second quarter of 2020. Sales in the Industrial Hardware segment grew by 20% to $47.1 million in the third quarter of 2020 from $39.4 million in the third quarter of 2019. Excluding Big 3 Precision, Industrial Hardware sales in the third quarter of 2020 decreased by 7% to $32.3 million compared to $34.7 million in the same period in 2019, largely due to the divestiture of Canadian Commercial Vehicles Corporation in the second quarter of 2020 and continued softness of sales to distributors. Sales in the Security Products segment in the third quarter of 2020 increased by 28% compared to the second quarter of 2020. Sales in the Security Products segment were essentially flat in the third quarter of 2020 compared to the third quarter of 2019, as growth in sporting equipment and storage manufacturing was largely offset by decreases in sales to point-of-sales, technology equipment and commercial laundry customers. Sales in the Metal Products segment in the third quarter of 2020 increased by 16% compared to the second quarter of 2020. Sales in the Metal Products segment decreased by 37% in the third quarter of 2020 compared to the third quarter of 2019, primarily because mining sales in the third quarter were materially impacted by a reduction in mining activity due to the COVID-19 pandemic and a decline in natural gas prices.

Operating profit decreased in all segments in the third quarter of 2020 compared to the third quarter of 2019. Operating profit in the Industrial Hardware segment was essentially flat in the third quarter of 2020 compared to same period in 2019. Operating profit in the Security Products segment declined by 11% in the third quarter of 2020 compared to same period in 2019. The Metal Products segment generated an operating loss of $684 thousand in the third quarter of 2020 compared to an operating profit of $539 thousand in the third quarter of 2019.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the third quarter of fiscal 2020 and other matters on Tuesday, November 10, 2020 at 11:00AM Eastern Time. Participants can access the conference call by phone at (888) 669-0687 (toll free in US & Canada) or (862) 298-0702 (international). Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/38347.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to niche markets, focusing on industries that offer long-term macroeconomic growth opportunities. The Company operates across three reporting segments -- Industrial Hardware, Security Products and Metal Products -- from locations in the U.S., Canada, Mexico, U.K., Taiwan and China. More information on the Company can be found at www.easterncompany.com.

Safe Harbor for Forward-Looking Statements

Statements in this document about our future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Securities and Exchange Commission. Any statements that are not statements of historical fact, including statements containing the words "believes," "intends," "continues," "reflects," "plans," "anticipates," "expects," “recovering” and similar expressions, should also be considered to be forward-looking statements. Readers should not place undue reliance on these forward-looking statements, which are based upon management's current beliefs and expectations. These forward-looking statements are subject to risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements. Among the risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, but are not limited to, the impact of the ongoing COVID-19 pandemic, including the impact of shutdowns and other restrictions imposed in response to COVID-19 on our supply chain and production and consumer demand for our products, changing customer preferences, lack of success of new products, loss of customers, cybersecurity breaches, changes in competition in our markets, and increased prices for raw materials resulting from tariffs on imported goods or otherwise. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including those set forth in our reports and filings with the Securities and Exchange Commission. We undertake no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this report should be viewed in addition to, and not as an alternative for, results prepared in accordance U.S. GAAP.

We provide certain results excluding Big 3 Precision because we believe these allow for better comparability to the prior-year period.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted EPS and Adjusted EBITDA, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income (loss), diluted earnings (loss) per common share, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted EPS is defined as diluted earnings (loss) per share excluding, when they occur, the impacts of impairment losses and restructuring expenses. We believe that adjusted EPS provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis.
Adjusted EBITDA is defined as net income (loss) from continuing operations before interest expense, provision for (benefit from) income taxes, and depreciation and amortization; in addition to these adjustments, we exclude, when they occur, the impacts of impairment losses and restructuring expenses. Adjusted EBITDA is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Investor Relations Contacts
The Eastern Company
August Vlak or John L. Sullivan III 203-729-2255

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Net sales	$65,805,558	$60,692,645	$179,964,582	$183,015,723
Cost of products sold	(51,065,536)	(45,754,911)	(139,374,508)	(139,243,164)
Gross margin	14,740,022	14,937,734	40,590,074	43,772,559

Product development expense	(903,023)	(825,425)	(2,434,638)	(5,240,004)
Selling and administrative expenses	(9,592,569)	(8,391,898)	(27,452,391)	(24,866,665)
Goodwill impairment loss	—	—	(4,002,548)	—
Restructuring costs	(8,618)	—	(287,234)	(2,651,877)
Operating profit	4,235,812	5,720,411	6,413,263	11,014,013

Interest expense	(647,066)	(420,377)	(2,081,283)	(974,536)
Other income	365,703	188,623	969,024	789,371
Income before income taxes	3,954,449	5,488,657	5,301,004	10,828,848

Income taxes	969,774	1,295,575	1,309,295	2,535,033
Net income	$2,984,675	$4,193,082	$3,991,709	$8,293,815

Earnings per Share:
Basic	$0.48	$0.67	$0.64	$1.33

Diluted	$0.48	$0.67	$0.64	$1.33

Cash dividends per share:	$0.11	$0.11	$0.33	$0.33

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	October 3, 2020	December 28, 2019
	(unaudited)
Current Assets
Cash and cash equivalents	$19,551,386	$17,996,505
Marketable securities	26,564	34,305
Accounts receivable, less allowances: 2020 - $726,000;2019 - $556,000	34,174,080	37,941,900
Inventories	49,448,612	54,599,266
Current portion of note receivable	224,985	—
Prepaid expenses and other assets	4,453,522	4,343,507
Total Current Assets	107,879,149	114,915,483

Property, Plant and Equipment	88,656,237	88,336,243
Accumulated depreciation	(48,593,969)	(46,313,630)
	40,062,268	42,022,613

Goodwill	77,792,863	79,518,012
Trademarks	5,404,283	5,404,283
Patents and other intangibles net of accumulated amortization	27,955,229	26,460,110
Long term note receivable, less current portion	972,889	—
Right of Use Assets	11,198,742	12,342,475
	123,324,006	123,724,880

TOTAL ASSETS	$271,265,423	$280,662,976

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND SHAREHOLDERS’ EQUITY

	October 3, 2020	December 28, 2019
	(unaudited)
Current Liabilities
Accounts payable	$17,390,131	$19,960,507
Accrued compensation	2,505,568	3,815,186
Other accrued expenses	4,333,038	2,967,961
Current portion of lease liability	3,309,033	2,965,572
Current portion of long-term debt	5,812,689	5,187,689
Total Current Liabilities	33,350,459	34,896,915

Deferred income taxes	4,374,343	5,270,465
Other long-term liabilities	2,465,261	2,465,261
Lease liability	7,939,111	9,376,903
Long-term debt, less current portion	89,105,682	93,577,544
Accrued postretirement benefits	995,021	1,007,146
Accrued pension cost	26,947,804	28,631,485

Shareholders’ Equity

Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	31,304,047	30,651,815
Issued: 8,992,641 shares in 2020 and 8,975,434 shares in 2019
Outstanding: 6,242,912 shares in 2020 and 6,240,705 shares in 2019
Treasury Stock: 2,749,729 shares in 2020 and 2,734,729 shares in 2019	(20,537,962)	(20,169,098)
Retained earnings	121,764,570	120,189,111
Accumulated other comprehensive loss:
Foreign currency translation	(2,286,738)	(2,037,952)
Unrealized gain on marketable securities, net of tax	(6,307)	(471)
Unrealized gain (loss) on interest rate swap, net of tax	(1,567,117)	167,489
Unrecognized net pension and postretirement benefit costs, net of tax	(22,582,751)	(23,363,637)
Accumulated other comprehensive loss	(26,442,913)	(25,234,571)
Total Shareholders’ Equity	106,087,742	105,437,257
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$271,265,423	$280,662,976

THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	October 3, 2020	September 28, 2019
Operating Activities
Net income	$3,991,709	$8,293,815
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,144,226	3,807,479
Unrecognized pension and postretirement benefits	(1,066,777)	134,199
Goodwill impairment loss	4,002,548	—
(Gain) loss on sale of equipment and other assets	(414,078)	1,727,788
Provision for doubtful accounts	156,286	51,711
Stock compensation expense	652,232	445,338
Changes in operating assets and liabilities:
Accounts receivable	3,270,585	359,606
Inventories	4,668,705	3,217,736
Prepaid expenses and other	(93,693)	762,646
Other assets	753,170	(589,448)
Accounts payable	(2,600,966)	(1,815,309)
Accrued compensation	(1,262,577)	(1,680,668)
Other accrued expenses	(1,511,729)	(2,202,622)
Net cash provided by operating activities	16,689,641	12,512,271

Investing Activities
Marketable securities	7,741	(33,759)
Business disposition	1,378,602	—
Business acquisition, net of cash acquired	(7,172,868)	(81,155,753)
Proceeds from sale of equipment	445,211	—
Purchases of property, plant and equipment	(1,976,370)	(1,896,128)
Net cash provided by/used in investing activities	(7,317,684)	(83,085,640)

Financing Activities
Proceeds from long-term borrowings	—	100,000,000
Principal payments on long-term debt	(3,846,861)	(29,009,769)
Issuance of Note Receivable	(1,251,943)	—
Payments Received from Note Receivable	54,069	—
Purchase common stock for treasury	(368,864)	—
Dividends paid	(2,058,943)	(2,058,697)
Net cash used in financing activities	(7,472,542)	68,931,534

Effect of exchange rate changes on cash	(344,534)	(300,602)
Net change in cash and cash equivalents	1,554,881	(1,942,437)

Cash and cash equivalents at beginning of period	17,996,505	13,925,765
Cash and cash equivalents at end of period	$19,551,386	$11,983,328

Reconciliation of expenses from GAAP to Non-GAAP EPS calculation
For the Three and Nine Months ended October 3, 2020 and September 28, 2019

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019

Net Income as reported per generally accepted accounting principles (GAAP)	$2,984,675	$4,193,082	$3,991,709	$8,293,815

Earnings Per Share as reported under generally accepted accounting principles (GAAP):
Basic	$0.48	$0.67	$0.64	$1.33
Diluted	$0.48	$0.67	$0.64	$1.33

Adjustments for one-time expenses
Goodwill impairment loss, net of tax	$-	$-	$(2,993,906)A	$-

Transaction expenses	(183,616)E	(765,543)G	(203,682)E	(1,183,943)G

Factory relocation, net of tax	(187,688)C	-	(187,688)C	-
Restructuring costs, net of tax	$(6,446)B	$-	$(214,851)B	$(2,036,642)D,F
	$(377,750)	$(765,543)	$(3,600,127)	$(3,220,585)

Adjustment to Net Income (related to one time expenses); (Non-GAAP)	$3,362,425	$4,958,625	$7,591,836	$11,514,400

Adjustment to Earnings per share (related to one time expenses); (Non-GAAP)
Basic	$0.54	$0.80	$1.22	$1.85
Diluted	$0.54	$0.79	$1.22	$1.84

A) Goodwill impairment
B) Cost incurred on disposition of Canadian Commercial Vehicles
C) Cost incurred on relocation of factory in Reynosa, Mexico
D) Cost incurred on the relocation of Composite Panels Technology
E) Cost incurred in the acquisition of Hallink RSB, Inc.
F) Costs incurred in the closure of Road IQ in Bellingham, WA
G) Costs incurred on the acquisition of Big 3 Precision

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States
(“GAAP”), we disclose certain non-GAAP financial measures including adjusted net income and adjusted earnings per diluted share. Adjusted net income and adjusted earnings per diluted share exclude one time related expenses. These measures are not in accordance with GAAP.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business including our business segments, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Reconciliation of expenses from GAAP to Non-GAAP EBITDA calculation
For the Three and Nine Months ended October 3, 2020 and September 28, 2019

	Three Months Ended		Nine Months Ended
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019

Net Income/(loss) as reported per generally accepted accounting principles (GAAP)	$2,984,675	$4,193,082	$3,991,709	$8,293,815

Interest expense	647,066	420,377	2,081,283	974,536

Provision for/(benefit from) income taxes	969,774	1,295,575	1,309,295	2,535,033

Depreciation and amortization	2,093,976	1,416,165	6,144,226	3,807,479

Goodwill impairment loss	-	-	4,002,548A	-

Factory relocation	250,920C	-	250,920C	-

Restructuring costs	8,618B	-	287,234B	2,651,877 D,F

Transaction costs	183,616E	765,543G	203,682E	1,183,943G

Adjusted EBITDA	$7,138,645	$8,090,742	$18,270,897	$19,446,683

A) Goodwill impairment
B) Cost incurred on disposition of Canadian Commercial Vehicles
C) Cost incurred on relocation of factory in Reynosa, Mexico
D) Cost incurred on the relocation of Composite Panels Technology
E) Cost incurred in the acquisition of Hallink RSB, Inc.
F) Costs incurred in the closure of Road IQ in Bellingham, WA
G) Costs incurred in the acquisition of Big 3 Precision

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose certain non-GAAP financial measures including adjusted net income and adjusted earnings per diluted share. Adjusted net income and adjusted earnings per diluted share exclude one time related expenses. These measures are not in accordance with GAAP.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business including our business segments, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.